Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Pharvaris N.V. of our report dated April 5, 2023 relating to the financial statements, which appears in Pharvaris N.V.'s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands, March 6, 2024